SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) OCTOBER 5, 2005

                       CRYSTALIX GROUP INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                         0-29781            65-0142472
(State or other jurisdiction of         (Commission          (IRS Employer
        incorporation)                  File Number)       Identification No.)

               1181 GRIER DRIVE, SUITE B, LAS VEGAS, NEVADA 89119
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (702) 740-4616

         5275 SOUTH ARVILLE STREET, SUITE B-116, LAS VEGAS, NEVADA 89118
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As of October 5, 2005, Crystalix Group International, Inc. ("Crystalix") entered into a Transfer of Assets Agreement between Crystalix Group International and Innovative Motions. Innovative Motions is a company owned by Rainer Eissing, an officer, director and principal shareholder of Crystalix.

Under the terms of the agreement, Crystalix is transferring its Berlin Division of Crystalix Imaging, Ltd., a subsidiary of Crystalix, to Innovative Motions in consideration for all but 1,000,000 shares of Mr. Eissing's Crystalix common stock and preferred stock. Mr. Eissing owned beneficially 8,621,000 shares of common stock (22.9% of the outstanding common shares ) and 962,100 shares of preferred stock (24.5% of the outstanding preferred shares). Innovative Motions, or a designee, will retain 1,000,000 shares of common stock.

Mr. Eissing is resigning as an officer and director of Crystalix as disclosed below. Crystalix had planned to curtail European operations, as such operations had not been profitable. Mr. Eissing expressed an interest in acquiring the Berlin Division, thereby resulting in the agreement.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As of October 5, 2005, under the terms of the agreement described in Item 1.01 above, Rainer Eissing resigned as an officer and a director of Crystalix. He had served as Chief Technical Officer. Mr. Eissing did not resign because of a disagreement with Crystalix on any matter relating to Crystalix's operations, policies or practices.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

REGULATION
S-B NUMBER                       DOCUMENT

  10.1 Transfer of Assets Agreement Between Crystalix Group International and Innovative Motions

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CRYSTALIX GROUP INTERNATIONAL, INC.



October 11, 2005                 By: /s/ DOUGLAS E. LEE
                                    --------------------------------------------
                                    Douglas E. Lee, President





















                                       3